Subject to Completion, Pricing Supplement dated April 8, 1999

PROSPECTUS Dated March 26, 1998                   Pricing Supplement No. 68 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 333-46935
Dated March 26, 1998                                       Dated        , 1999
                                                                Rule 424(b)(3)

                                $25,000,000
                     Morgan Stanley Dean Witter & Co.
                        MEDIUM-TERM NOTES, SERIES C
                          Senior Fixed Rate Notes

                          -----------------------

                     Redeemable BRIDGES Due May , 2005
                               Based on the
                Morgan Stanley High-Technology 35 Index(SM)

        Redeemable BRoad InDex Guarded Equity-linked Securities(SM)
                        ("Redeemable BRIDGES(SM)")

The Redeemable BRIDGES will pay the principal amount of $10 at maturity. The Redeemable BRIDGES will also pay an amount based on the percentage increase in value, if any, over the life of these Redeemable BRIDGES of the Morgan Stanley High-Technology 35 Index, which we refer to as the Tech-35 Index. In each case, the payments are subject to our right to redeem (call) all of the
Redeemable BRIDGES at established prices on or after May    , 2002 until
November     , 2004.

o    The principal amount and issue price of each Redeemable BRIDGES is $10.

o    We will not pay interest on the Redeemable BRIDGES.

o At maturity, unless we have called the Redeemable BRIDGES, you will receive the principal amount of $10 per Redeemable BRIDGES plus a supplemental redemption amount. This amount is based on the percentage increase in value, if any, at maturity of the Tech-35 Index. If the value of the Tech-35 Index at the maturity of the Redeemable BRIDGES is higher than the value of the Tech-35 Index on the day we offer the Redeemable BRIDGES for initial sale to the public, then you will receive a supplemental redemption amount per Redeemable BRIDGES equal to the percentage increase of the Tech-35 Index multiplied by $10.

o However, if the value of the Tech 35 Index at maturity is not higher than the value of the Tech-35 Index on the date we offer the Redeemable BRIDGES for initial sale to public, then you will not receive any supplemental redemption amount, but you will still receive the principal amount of the Redeemable BRIDGES.

o Beginning May , 2002 and ending on November , 2004, we can call all of the Redeemable BRIDGES and pay you a predetermined call price. The call price will be $16 on May , 2002 and will increase by $ every six months up to and including November , 2004, to a maximum of $ per Redeemable BRIDGES. If we decide to call the Redeemable BRIDGES, we will give you notice at least 30 but not more than 60 days prior to the call date specified in the notice. If we call the Redeemable BRIDGES, you will receive only the call price and will not be entitled to receive any supplemental redemption amount.

o Investing in the Redeemable BRIDGES is not equivalent to investing in the stocks included in the Tech-35 Index.

o We will apply to list the Redeemable BRIDGES to trade on the New York Stock Exchange, Inc. under the proposed symbol "RBT," but it is not possible to predict whether the Redeemable BRIDGES will meet the NYSE listing requirement.

You should read the more detailed description of the Redeemable BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Redeemable BRIDGES." "Redeemable BRoad Index Guarded Equity-linked Securities" and "Redeemable BRIDGES" are our service marks. "Morgan Stanley High-Technology 35 Index" is a service mark of Morgan Stanley & Co. Incorporated.

The Redeemable BRIDGES involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-6.

                     PRICE $10 PER REDEEMABLE BRIDGES


                                                                   Proceeds to
                            Price to Public  Agent's Commissions     Company
                            ---------------  -------------------   -----------
Per Redeemable BRIDGES....       $                     $                $
Total.....................       $                     $                $



                        MORGAN STANLEY DEAN WITTER


THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




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                       SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the Redeemable BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The Redeemable BRIDGES offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Redeemable BRIDGES is linked to the performance of the Morgan Stanley High-Technology 35 Index, which we refer to as the Tech-35 Index. These Redeemable BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying Tech-35 Index. However, we may also call the Redeemable BRIDGES prior to maturity.

Each Redeemable BRIDGES       We, Morgan Stanley Dean Witter & Co., are
costs $10                     offering you Redeemable BRIDGES due May , 2005
                              based on the Morgan Stanley High-Technology
                              35 Index. The principal amount and issue price of each Redeemable BRIDGES is $10.

Payment at Maturity           Unlike ordinary debt securities, the Redeemable
                              BRIDGES do not pay interest. Instead, you will receive the principal amount of $10 per Redeemable BRIDGES plus a supplemental redemption amount, if the value of the Tech-
                              35 Index increases over the life of the
                              Redeemable BRIDGES.

                                       100% Principal Protection
                              Unless we have called the Redeemable BRIDGES, we will pay you at least $10 at maturity, plus the supplemental redemption amount, if any.

                                  The Supplemental Redemption Amount
                              The supplemental redemption amount will be equal to the percentage increase of the Tech-35 Index multiplied by $10. The supplemental redemption amount will be calculated as follows:

                                       Final Index Value - Initial Index Value
                                 $10 x ---------------------------------------
                                                 Initial Index Value

                               where,
                               Initial Index Value = the closing value of the
                                                     Tech-35 Index on the day
                                                     we offer the Redeemable
                                                     BRIDGES for initial sale
                                                     to the public

                                Final Index Value  = the closing value of the
                                                     Tech-35 Index on the fifth
                                                     trading day prior to
                                                     May    , 2005

                              However, if this amount is zero or less, we will not pay you a supplemental redemption amount. In other words, if the Tech-35 Index does not go up over the life of the Redeemable BRIDGES, you will not receive any supplemental redemption amount.

Our Call Right                Beginning May , 2002 and ending November  , 2004,
                              we have the right to call all of the
                              Redeemable BRIDGES at the call prices listed in the table below. If we decide to call the Redeemable BRIDGES, we will:

                              o  send a notice announcing that we have
                                 decided to call the Redeemable BRIDGES;

                              o specify in the notice the call price that we will pay you in exchange for each Redeemable BRIDGES; and

                              o specify in the notice a call date when you will receive the call price; that call date will be at least 30 but not more than 60 days after the date of the notice.

                                         The Call Price

                              The table below shows the call prices from May , 2002 to November , 2002 and every six month call date period thereafter through and including November , 2004.

                              Call Date Period                       Call Price
                              ----------------                       ----------
                              May  , 2002 to November  , 2002.......  $ 16.00
                              November  , 2002 to May  , 2003.......  $
                              May  , 2003 to November  , 2003.......  $
                              November  , 2003 to May  , 2004.......  $
                              May  , 2004 to November  , 2004.......  $

The Tech-35 Index             The last reported closing value of the Tech-35
                              Index on the American Stock Exchange, Inc. on the date of this pricing supplement was .
                              You can review the publicly-reported closing values of Tech-35 Index since such values were first reported on June 30, 1995 in the "Historical Information" section of this pricing supplement. The payment of dividends on the stocks which compose, or underlie, the Tech-35 Index is not reflected in the level of the Tech-35 Index and, therefore, has no effect on our calculation of the percentage increase in the Tech-35 Index.

The Calculation Agent         We have appointed Morgan Stanley & Co.
                              Incorporated, which we refer to as MS & Co., to act as calculation agent for The Chase
                              Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the percentage change in the Tech-
                              35 Index, the final index value and the
                              supplemental redemption amount.

MS & Co., on behalf of MSCI,  MS & Co., on behalf of Morgan Stanley Capital
Consults on the Tech-35       International Inc., or MSCI, an indirect,
Index                         majority-owned subsidiary of ours which owns
                              the Tech-35 Index, acts as consultant to the American Stock Exchange, Inc. in connection with the calculation of the Tech-35 Index.
                              The American Stock Exchange is responsible for the design and maintenance of the Tech-
                              35 Index, including decisions regarding the calculation of the Tech-35 Index such as the addition and deletion of constituent stocks and other methodological modifications of the Tech-35 Index. MS&Co. or MSCI, to the extent that MSCI elects to act directly rather than through MS & Co., may from time to time suggest changes in the Tech-35 Index. The actions and judgments of MS & Co. or MSCI may affect the value of the Tech-35 Index, and, consequently, could adversely affect the value of the Redeemable BRIDGES. You should read about certain potential conflicts that may exist because of our affiliation with MS
                              & Co. and MSCI in the section called "Risk
                              Factors -- Potential Conflicts of Interest
                              Between You and MS & Co."

More Information on the       The Redeemable BRIDGES are senior notes issued
Redeemable BRIDGES            as part of our Series C medium-term note program.
                              You can find a general description of our Series C medium-term note program in the accompanying prospectus supplement dated
                              March 26, 1998.  We describe the basic
                              features of this type of note in the sections called "Description of Notes" and " -- Notes
                              Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or
                              Indices."

                              Because this is a summary, it does not
                              contain all of the information that may be important to you, including the specific mechanics and timing of the call provisions. You should read the "Description of Redeemable BRIDGES" section in this pricing supplement for a detailed description of the terms of the Redeemable BRIDGES. You should also read about some of the risks involved in investing in Redeemable BRIDGES in the section called "Risk Factors." We urge you to consult with your investment, legal, accounting and other advisors with regard to any investment in the Redeemable BRIDGES.

How to Reach Us               You may contact your local Morgan Stanley Dean
                              Witter branch office or our principal
                              executive offices at 1585 Broadway, New York,
                              New York 10036, (telephone number (212) 762-4000).


                               RISK FACTORS

     The Redeemable BRIDGES are not secured debt and, unlike ordinary debt securities, the Redeemable BRIDGES do not pay interest. This section describes the most significant risks relating to the Redeemable BRIDGES. You should carefully consider whether the Redeemable BRIDGES are suited to your particular circumstances before you decide to purchase them.

Redeemable BRIDGES Are        The terms of the Redeemable BRIDGES differ from
Not Ordinary Senior Notes     those of ordinary debt securities in that we will
                              not pay interest on the Redeemable BRIDGES.
                              Because the supplemental redemption amount due at maturity may be equal to zero, the return on your investment (the effective yield to maturity) in the Redeemable BRIDGES may be less than the amount which would be paid on an ordinary debt security. The return of only the principal amount of each Redeemable BRIDGES at maturity will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Redeemable BRIDGES May        If the percentage change in the Tech-35 Index is
Not Pay More than Par at      equal to or less than zero, you will receive
Maturity                      only the par amount of $10 for each Redeemable
                              BRIDGES you hold at maturity.

Secondary Trading             There may be little or no secondary market for
May Be Limited                the Redeemable BRIDGES. Although we will apply
                              to list the Redeemable BRIDGES on the New
                              York Stock Exchange, Inc., the Redeemable
                              BRIDGES may not meet the requirements for listing. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Redeemable
                              BRIDGES easily.

Market Price of the           Several factors, many of which are beyond our
Redeemable BRIDGES            control, will influence the value of the
Influenced by Many            Redeemable BRIDGES, including:
Unpredictable Factors
                              o  the value of the Tech-35 Index

                              o  interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in price) of the Tech-35 Index

                              o  economic, financial, political and
                                 regulatory or judicial events that affect the securities underlying the Tech-35 Index or stock markets generally and which may affect the final index value

                              o the time remaining to the maturity of the Redeemable BRIDGES

                              o the dividend rate on the stocks underlying the Tech-35 Index

                              o  our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your Redeemable BRIDGES prior to maturity. For example, you may have to sell your Redeemable BRIDGES at a substantial discount from the principal amount if at the time of sale the Tech-35 Index is at, below, or not sufficiently above the initial index value or if market interest rates rise.

                              You cannot predict the future performance of the Tech-35 Index based on its historical performance. We cannot guarantee that the value of the Tech-35 Index will increase so that you will receive at maturity an amount in excess of the principal amount of the Redeemable BRIDGES.

Adjustments to the            The American Stock Exchange, Inc., or the
Tech-35 Index Could           AMEX, in consultation with MSCI and MS & Co.,
Adversely Affect the          acting on behalf of MSCI, is responsible for
Redeemable BRIDGES            calculating and maintaining the Tech-35
                              Index. calculating and maintaining the Tech-
                              35 Index.  The AMEX can add, delete or
                              substitute the stocks underlying the Tech-35
                              Index or make other methodological changes that could change the value of the Tech-35
                              Index. The AMEX may discontinue or suspend calculation or dissemination of the Tech-35
                              Index. Any of these actions could adversely affect the value of the Redeemable BRIDGES.

Potential Conflicts of        The Tech-35 Index was developed by MS & Co.
Interest between You          and is owned by MSCI.  The Tech-35 Index is a
and MS & Co.                  service mark of MS & Co. and has been
                              licensed for certain purposes to the AMEX in exchange for a fee. MSCI is responsible for advising the AMEX as the AMEX composes, calculates and maintains the Tech-35 Index and MSCI has delegated its responsibilities to MS & Co. MS & Co. and MSCI each have considerable influence over the composition and calculation of the Tech-35 Index.
                              Certain judgments that MS & Co. or MSCI could make in connection with consultation as to the composition and calculation of the Tech-
                              35 Index could affect the value of the Tech-
                              35 Index and, consequently, the value of the Redeemable BRIDGES. See "Description of
                              Redeemable BRIDGES--Morgan Stanley High-
                              Technology 35 Index" and "--Discontinuance of the Tech-35 Index; Alteration of Method of
                              Calculation" below.

                              As calculation agent, MS & Co. calculates the amount paid to you at maturity of the Redeemable BRIDGES. MS & Co. and other affiliates may carry out activities that minimize our risks related to the Redeemable BRIDGES, including trading in the individual stocks included in the Tech-35 Index as well as in other instruments related to the Tech-35 Index. MS & Co. and some of our other subsidiaries also trade the individual stocks included in the Tech-35 Index and other financial instruments related to the Tech-35 Index on a regular basis as part of their general broker-dealer businesses. Any of these activities could influence MS & Co.'s determination of calculations made with respect to the Redeemable BRIDGES and, accordingly, could affect your payout on the Redeemable BRIDGES.

                              Because MS & Co. and MSCI are consulted by the AMEX concerning the Tech-35 Index composition and calculation and because MS & Co. also calculates the percentage change in the Tech-35 Index, the final index value and the supplemental redemption amount, potential conflicts of interest may exist between MS & Co. as calculation agent, MS & Co. or MSCI as consultants for the calculation of the Tech-35 Index and you as holder of a Redeemable BRIDGES.

Investment in the             The payment of dividends on the stocks which
Redeemable BRIDGES Not        compose, or underlie, the Tech-35 Index has
the Same as an Investment in  no effect on the calculation of the
the Tech-35 Index Stocks      percentage increase in the Tech- 35 Index.
                              Therefore, the return on your investment based on the percentage change in the Tech-35
                              Index is not the same as the total return based on the purchase of those underlying stocks held for a similar period.

Tax Treatment                 You should also consider the tax consequences
                              of investing in the Redeemable BRIDGES.  The
                              Redeemable BRIDGES are best suited for
                              accounts (including non-U.S. accounts) not subject to U.S. federal income taxes. U.S.
                              taxable investors will be subject to annual income tax based on the comparable yield, as defined in the accompanying prospectus supplement, of the Redeemable BRIDGES even though they will not receive any payments thereon prior to maturity and at maturity may only receive the return of the par amount of the Redeemable BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or redemption of the Redeemable BRIDGES will be treated as ordinary income. Please read carefully the section "Description of Redeemable BRIDGES--
                              United States Federal Taxation" in this
                              pricing supplement.


                     DESCRIPTION OF REDEEMABLE BRIDGES

Capitalized terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Redeemable BRIDGES" refers to each $10 principal amount of any of our Redeemable BRIDGES Due May , 2005 based on the Morgan Stanley High-Technology 35 Index. In this pricing supplement, the "Company," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount................... $25,000,000

Original Issue Date (Settlement
Date)..............................        , 1999

Maturity Date...................... May   , 2005

Specified Currency................. U.S. Dollars

CUSIP.............................. 617446232

Minimum Denominations.............. $10

Issue Price........................ $10

Interest Rate...................... None

Maturity Redemption Amount......... At maturity (including as a result of acceleration or under the terms of the
                                    Senior Debt Indenture), you will
                                    receive $10, the par amount of the
                                    Redeemable BRIDGES, plus the
                                    Supplemental Redemption Amount, if any.

Supplemental Redemption Amount..... We will pay you a Supplemental
                                    Redemption Amount per Redeemable
                                    BRIDGES at maturity equal to the
                                    greater of (a) zero and (b) the product
                                    of $10 and the Tech-35 Index Percent
                                    Change.  The Calculation Agent will
                                    calculate the Supplemental Redemption
                                    Amount on the date the Final Index
                                    Value is determined.

                                    The Calculation Agent will provide
                                    written notice to the Trustee at its
                                    New York office, on which notice the
                                    Trustee may conclusively rely, of the
                                    Supplemental Redemption Amount, on or
                                    prior to 11:00 a.m. on the Business Day
                                    preceding the Maturity Date.  See
                                    "Discontinuance of the Tech-35 Index;
                                    Alteration of Method of Calculation"
                                    below.

                                    The Calculation Agent will round all
                                    percentages resulting from any
                                    calculation with respect to the
                                    Redeemable BRIDGES to the nearest one
                                    hundred-thousandth of a percentage
                                    point, with five one-millionths of a
                                    percentage point rounded upwards (e.g.,
                                    9.876545% (or .09876545) would be
                                    rounded to 9.87655% (or .0987655)).
                                    All dollar amounts resulting from such
                                    calculation will be rounded to the
                                    nearest cent with one-half cent being
                                    rounded upwards.

Tech-35 Index Percent Change....... The Tech-35 Index Percent Change is a
                                    fraction, the numerator of which will
                                    be the Final Index Value less the
                                    Initial Index Value and the denominator
                                    of which will be the Initial Index
                                    Value.  The Tech-35 Index Percent
                                    Change is described by the following
                                    formula:

                                    (Final Index Value - Initial Index Value)
                                    ----------------------------------------
                                               Initial Index Value

Initial Index Value................. The Initial Index Value will be the
                                     Index Closing Value on the day we
                                     initially offer the Redeemable BRIDGES
                                     for sale to the public.

Final Index Value................... The Final Index Value will be the
                                     Index Closing Value on the fifth
                                     scheduled Trading Day prior to the
                                     Maturity Date.

                                     If a Market Disruption Event occurs on
                                     the fifth scheduled Trading Day prior
                                     to the Maturity Date, the Final Index
                                     Value will be determined on the
                                     immediately succeeding Trading Day
                                     during which no Market Disruption
                                     Event occurred; provided that the
                                     Final Index Value will not be
                                     determined on a date later than the
                                     second scheduled Trading Day preceding
                                     the Maturity Date, and if such date is
                                     not a Trading Day, or if there is a
                                     Market Disruption Event on such date,
                                     the Calculation Agent will determine
                                     the value of the Tech-35 Index on such
                                     date in accordance with the formula
                                     for and method of calculating the
                                     Tech-35 Index last in effect prior to
                                     the commencement of the Market
                                     Disruption Event (or prior to the non-
                                     Trading Day), using the closing price
                                     (or, if trading in the relevant
                                     securities has been materially
                                     suspended or materially limited, its
                                     good faith estimate of the closing
                                     price that would have prevailed but
                                     for such suspension or limitation or
                                     non-Trading Day) on such date of each
                                     security most recently constituting
                                     the Tech-35 Index.

Index Closing Value................. The Index Closing Value will equal the closing value of the Tech-35 Index
                                     or any Successor Index at the regular
                                     official weekday close of trading on a
                                     specified date.  See "--Discontinuance
                                     of the Tech-35 Index;  Alteration of
                                     Method of Calculation."

                                     In this "Description of Redeemable
                                     BRIDGES," references to the Tech-35
                                     Index will include any Successor
                                     Index, unless the context requires
                                     otherwise.

Call Right ......................... On or after May   , 2002, and up to
                                     and including November   , 2004, we
                                     may call the Redeemable BRIDGES, in
                                     whole but not in part, for mandatory
                                     exchange into cash at the applicable
                                     Call Price as described below.  We
                                     will not pay you a Supplemental
                                     Redemption Amount if we call the
                                     Redeemable BRIDGES.  If we call the
                                     Redeemable BRIDGES, then the cash to
                                     be delivered to you will be delivered
                                     on the Call Date fixed by us and set
                                     forth in our call notice, upon
                                     delivery of your Redeemable BRIDGES to
                                     the Trustee in accordance with the
                                     delivery instructions.  We shall, or
                                     shall cause the Calculation Agent to,
                                     deliver the cash to the Trustee for
                                     delivery to you.

Notice Date......................... The scheduled Trading Day on which we issue our call notice, which must be
                                     at least 30 but not more than 60
                                     calendar days prior to the Call Date.

Call Date........................... The scheduled Trading Day specified by us in our call notice on or after
                                     May     , 2002 to and including
                                     November      , 2004, on which we will
                                     deliver the cash Call Price to you
                                     upon mandatory exchange of the
                                     Redeemable BRIDGES.

Call Price.......................... The table below shows the Call
                                     Prices for each $10 principal
                                     amount of Redeemable BRIDGES on
                                     May   , 2002 to November   , 2002 and
                                     each six month Call Date period
                                     thereafter to and including
                                     November , 2004.

                               Call Date Periods                     Call Price
                               -----------------                     ----------
                               May  , 2002 to November  , 2002.......  $ 16.00
                               November  , 2002 to May  , 2003.......  $
                               May , 2003 to November   , 2003.......  $
                               November  , 2003 to May  , 2004.......  $
                               May , 2004 to November   , 2004.......  $

Trading Day......................... A day, as determined by the
                                     Calculation Agent, on which trading is
                                     generally conducted on the New York
                                     Stock Exchange ("NYSE"), the AMEX, the
                                     NASDAQ NMS, the Chicago Mercantile
                                     Exchange, and the Chicago Board of
                                     Options Exchange and in the over-the-
                                     counter market for equity securities
                                     in the United States.

Book Entry Note or Certificated
Note................................ Book Entry

Senior Note or Subordinated Note.... Senior

Trustee............................. The Chase Manhattan Bank

Agent............................... Morgan Stanley & Co. Incorporated

Market Disruption Event............. "Market Disruption Event" means with respect to the Tech-35 Index, the
                                     occurrence or existence of either of
                                     the following events as determined by
                                     the Calculation Agent:

                                        (i) a suspension, material
                                        limitation or absence of trading of
                                        stocks then constituting 20% or
                                        more, by weight, of the Tech-35
                                        Index (or the relevant Successor
                                        Index) on the Relevant Exchanges
                                        for such securities for more than
                                        two hours of trading or during the
                                        one-half hour period preceding the
                                        close of trading in such market or
                                        a breakdown or failure in the price
                                        and trading systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks
                                        then constituting 20% or more, by
                                        weight, of the Tech-35 Index (or
                                        the relevant Successor Index)
                                        during the last one-half hour
                                        preceding the closing of trading on
                                        such Relevant Exchange are
                                        materially inaccurate; or the
                                        suspension, material limitation or
                                        absence of trading on any major
                                        U.S. securities market of trading
                                        in futures or options contracts
                                        related to the Tech-35 Index (or
                                        the relevant Successor Index) for
                                        more than two hours of trading or
                                        during the one-half hour period
                                        preceding the close of trading on
                                        such market; and

                                        (ii) a determination by the
                                        Calculation Agent in its sole
                                        discretion that the event described
                                        in clause (i) above materially
                                        interfered with the ability of the
                                        Company or any of its affiliates to
                                        unwind all or a material portion of
                                        the hedge with respect to the
                                        Redeemable BRIDGES.

                                     For the purpose of determining whether
                                     a Market Disruption Event exists at
                                     any time, if trading in a security
                                     included in the Tech-35 Index is
                                     materially suspended or materially
                                     limited at that time, then the
                                     relevant percentage contribution of
                                     that security to the level of the
                                     Tech-35 Index shall be based on a
                                     comparison of (x) the portion of the
                                     level of the Tech-35 Index
                                     attributable to that security relative
                                     to (y) the overall level of the Tech-
                                     35 Index, in each case immediately
                                     before that suspension or limitation.

                                     For purposes of determining whether a
                                     Market Disruption Event has occurred:
                                     (1) a limitation on the hours or
                                     number of days of trading will not
                                     constitute a Market Disruption Event
                                     if it results from an announced change
                                     in the regular business hours of the
                                     relevant exchange or market, (2) a
                                     decision to permanently discontinue
                                     trading in the relevant futures or
                                     options contract will not constitute a
                                     Market Disruption Event, (3)
                                     limitations pursuant to the rules of
                                     any Relevant Exchange similar to NYSE
                                     Rule 80A (or any applicable rule or
                                     regulation enacted or promulgated by
                                     any other self-regulatory organization
                                     or any government agency of similar
                                     scope as determined by the Calculation
                                     Agent) on trading during significant
                                     market fluctuations will constitute a
                                     suspension, absence or material
                                     limitation of trading, (4) a
                                     suspension of trading in a futures or
                                     options contract on the Tech-35 Index
                                     by the primary securities market
                                     related to such contract by reason of
                                     (a) a price change exceeding limits
                                     set by such exchange or market, (b) an
                                     imbalance of orders relating to such
                                     contracts or (c) a disparity in bid
                                     and ask quotes relating to such
                                     contracts will constitute a suspension
                                     or material limitation of trading in
                                     futures or options contracts related
                                     to the Tech-35 Index and (5) a
                                     "suspension, absence or material
                                     limitation of trading" on any Relevant
                                     Exchange or on the primary market on
                                     which futures or options contracts
                                     related to the Tech-35 Index are
                                     traded will not include any time when
                                     such market is itself closed for
                                     trading under ordinary circumstances.

Relevant Exchange................... "Relevant Exchange" means the primary
                                     U.S. organized exchange or market of
                                     trading for any security then included
                                     in the Tech-35 Index or any Successor
                                     Index.

Alternative Calculation of the
Final Index Value in case of
an Event of Default ................ If an Event of Default with respect to any Redeemable BRIDGES shall have
                                     occurred and be continuing, the
                                     Calculation Agent will determine the
                                     amount declared due and payable upon
                                     any acceleration of the Redeemable
                                     BRIDGES.  The amount declared due and
                                     payable to you will be equal to $10
                                     plus the Supplemental Redemption
                                     Amount, if any, determined as though
                                     the date that the Final Index Value is
                                     to be determined is scheduled to occur
                                     on or after such date of acceleration
                                     were the date of acceleration.

Calculation Agent................... Morgan Stanley & Co. Incorporated
                                     and its successors (MS & Co.)

                                     All determinations made by the
                                     Calculation Agent will be at the sole
                                     discretion of the Calculation Agent
                                     and will, in the absence of manifest
                                     error, be conclusive for all purposes
                                     and binding on you and on us.

                                     Because the Calculation Agent is our
                                     affiliate, potential conflicts of
                                     interest may exist between the
                                     Calculation Agent, and you as the
                                     holder of the Redeemable BRIDGES,
                                     including with respect to certain
                                     determinations and judgments that the
                                     Calculation Agent must make in
                                     determining the Tech-35 Index Percent
                                     Change, the Final Index Value, the
                                     Supplemental Redemption Amount or
                                     whether a Market Disruption Event has
                                     occurred.  See "Discontinuance of the
                                     Tech-35 Index;  Alteration of Method
                                     of Calculation" below and "Market
                                     Disruption Event" above.  MS & Co., as
                                     a registered broker-dealer, is
                                     required to maintain policies and
                                     procedures regarding the handling and
                                     use of confidential proprietary
                                     information, and such policies and
                                     procedures will be in effect
                                     throughout the term of the Redeemable
                                     BRIDGES to restrict the use of
                                     information relating to the
                                     calculation of the Tech-35 Index
                                     Percent Change, the Final Index Value
                                     and the Supplemental Redemption Amount
                                     prior to the dissemination of such
                                     information.  MS & Co. is obligated to
                                     carry out its duties and functions as
                                     Calculation Agent in good faith and
                                     using its reasonable judgment.

Morgan Stanley High-
  Technology 35 Index............... We have derived all information contained in this pricing supplement
                                     regarding the Tech-35 Index,
                                     including, without limitation, its
                                     make-up, method of calculation and
                                     changes in its components, from
                                     publicly available information.  Such
                                     information reflects the policies of,
                                     and is subject to change by, MSCI and
                                     the AMEX.  The Tech-35 Index was
                                     developed by MS & Co., is owned by
                                     MSCI, and is calculated and maintained
                                     by AMEX in consultation with MS & Co.,
                                     acting on behalf of MSCI.  None of MS
                                     & Co., MSCI or the AMEX has any
                                     obligation to continue to calculate
                                     and publish, and may discontinue
                                     calculation and publication of, the
                                     Tech-35 Index.

                                     The Tech-35 Index is comprised of 35
                                     actively traded stocks of U.S.
                                     companies in the computer and
                                     technology industries with large
                                     market capitalizations.  Publication
                                     of the Tech-35 Index began on June 30,
                                     1995, based on an initial value of 200
                                     as of the close of trading on December
                                     16, 1994.  The Tech-35 Index is
                                     calculated using an "equal dollar-
                                     weighting" methodology designed to
                                     ensure that each of the component
                                     stocks is represented in approximately
                                     equal dollar amounts in the Index.  In
                                     calculating the initial "equal dollar-
                                     weighting" of component stocks, the
                                     AMEX, using closing prices on December
                                     16, 1994, calculated the number of
                                     shares that would represent an
                                     investment of $300,000 in each of the
                                     stocks contained in the Index (to the
                                     nearest whole share).  The value of
                                     the Tech-35 Index on any date equals
                                     the current market value (based on
                                     U.S. primary market prices) of the
                                     assigned number of shares of each of
                                     the stocks in the Tech-35 Index
                                     divided by the current Tech-35 Index
                                     divisor.  The Tech-35 Index divisor
                                     was initially calculated to yield a
                                     benchmark value of 200 at the close of
                                     trading on December 16, 1994.
                                     Annually thereafter, following the
                                     close of trading on the third Friday
                                     of December, the AMEX has adjusted and
                                     plans to continue to adjust the Tech-
                                     35 Index portfolio, without changing
                                     the value of the Tech- 35 Index, by
                                     changing the number of shares of each
                                     component stock so that each company
                                     is again represented in "equal" dollar
                                     amounts.  If necessary, the AMEX
                                     adjusts the divisor to ensure
                                     continuity of the Tech-35 Index's
                                     value.  The newly adjusted portfolio
                                     becomes the basis for the Tech-35
                                     Index's value on the first trading day
                                     following the annual adjustment.

                                     Subject to the maintenance criteria
                                     discussed below, the number of shares
                                     of each component stock in the Tech-35
                                     Index will remain fixed between annual
                                     reviews except in the event of certain
                                     types of corporate actions, such as
                                     the payment of a dividend (other than
                                     an ordinary cash dividend), stock
                                     distributions, stock splits, reverse
                                     stock splits, rights offerings,
                                     distributions, reorganizations,
                                     recapitalizations, or similar events
                                     with respect to a Tech-35 Index
                                     component stock.  In a merger or
                                     consolidation of an issuer of a
                                     component security, if the security
                                     remains in the Tech-35 Index, the
                                     number of shares of that security will
                                     be adjusted, if necessary, to the
                                     nearest whole share, to maintain the
                                     component's relative weight in the
                                     Tech-35 Index at the level immediately
                                     prior to the corporate action.  In the
                                     event of a stock replacement, the
                                     average dollar value of the remaining
                                     Tech-35 Index components will be
                                     calculated and that amount invested in
                                     the replacement stock, rounded to the
                                     nearest whole share.  In all cases,
                                     the divisor will be adjusted, if
                                     necessary, to ensure Tech-35 Index
                                     continuity.  The divisor and other
                                     statistics based on the Tech-35 Index
                                     is published and disseminated daily by
                                     the AMEX, on Bloomberg Financial
                                     Markets and Reuters Limited.

                                     A current list of the issuers of the
                                     component stocks of the Tech-35 Index
                                     and the weighting of each component
                                     stock as of April 6, 1999, as a
                                     percentage of the total index
                                     capitalization, is set forth below.
                                     (The weighting of each stock is equal
                                     upon annual rebalancing, but varies
                                     throughout the year as the component
                                     stocks rise and fall in value compared
                                     to other component stocks.)

                                                             Stock
                    Company Name                            Exchange   % Weights
                    ------------                            -------    ---------
                    Amazon.com Inc........................  NASDAQ      3.60%
                    America Online, Inc...................   NYSE       6.96%
                    Applied Materials, Inc................  NASDAQ      3.26%
                    Ascend Communications, Inc............  NASDAQ      3.62%
                    Automatic Data Processing, Inc........   NYSE       2.27%
                    Cisco Systems, Inc....................  NASDAQ      2.78%
                    Compaq Computer Corporation...........   NYSE       1.58%
                    Computer Associates Int'l, Inc........   NYSE       2.00%
                    Computer Sciences Corporation.........   NYSE       1.87%
                    Dell Computer Corporation.............  NASDAQ      3.01%
                    Electronic Arts, Inc..................  NASDAQ      2.35%
                    Electronic Data Systems Corp..........   NYSE       2.27%
                    EMC Corporation.......................   NYSE       3.51%
                    First Data Corporation................   NYSE       3.22%
                    Hewlett-Packard Company...............   NYSE       2.32%
                    Intel Corporation.....................  NASDAQ      2.37%
                    International Business Machines Corp..   NYSE       2.33%
                    Intuit, Inc...........................  NASDAQ      3.39%
                    Lucent Technologies, Inc..............   NYSE       2.87%
                    Micron Technology.....................   NYSE       2.21%
                    Microsoft Corporation.................  NASDAQ      2.98%
                    Motorola, Inc.........................   NYSE       2.85%
                    Northern Telecom......................   NYSE       3.10%
                    Oracle Corporation....................  NASDAQ      1.97%
                    Parametric Technology Co..............  NASDAQ      2.48%
                    PeopleSoft, Inc.......................  NASDAQ      1.83%
                    Seagate Technology Inc................   NYSE       2.00%
                    Solectron Corporation.................   NYSE       3.12%
                    STMicroelectronics N.V................   NYSE       2.85%
                    Sun Microsystems, Inc.................  NASDAQ      3.71%
                    Tellabs, Inc..........................  NASDAQ      3.65%
                    Texas Instruments, Inc................   NYSE       2.81%
                    3Com Corporation......................  NASDAQ      1.07%
                    Xilinx, Inc...........................  NASDAQ      3.37%
                    Yahoo! Inc............................  NASDAQ      4.42%

                    Source:  AMEX

                                     The composition of the Tech-35 Index
                                     is reviewed annually to ensure that
                                     the component stocks meet certain
                                     minimum capitalization, trading volume
                                     and listing requirements and to ensure
                                     that at least 90% of the Tech-35
                                     Index's numerical value satisfies AMEX
                                     criteria for standardized options
                                     trading.  In addition to the annual
                                     rebalancings, if at any time between
                                     annual rebalancing the top five
                                     component securities, by weight,
                                     account for more than one-third of the
                                     weight of the Tech-35 Index, the Tech-
                                     35 Index will be similarly rebalanced.
                                     The component stocks of the Tech-35
                                     Index may be changed at any time for
                                     any reason.

                                     None of MSDW, the AMEX, MS & Co. or
                                     any of our affiliates guarantees the
                                     accuracy and/or the completeness of
                                     the Tech-35 Index or any data included
                                     therein and neither shall have any
                                     liability for any errors, omissions,
                                     or interruptions therein.  None of
                                     MSDW, the AMEX, MS & Co. or any of our
                                     affiliates makes any warranty, express
                                     or implied, as to results to be
                                     obtained by us, owners of the
                                     Redeemable BRIDGES, or any other
                                     person or entity from the use of the
                                     Tech-35 Index or any data included
                                     therein.  The AMEX makes no express or
                                     implied warranties, and expressly
                                     disclaims all warranties, or
                                     merchantability or fitness for a
                                     particular purpose or use with respect
                                     to the Tech-35 Index or any data
                                     included therein.  Without limiting
                                     any of the foregoing, in no event
                                     shall any of MSDW, the AMEX, MS & Co.
                                     or any of our affiliates have any
                                     liability for any lost profits or
                                     indirect, punitive, special or
                                     consequential damages, even if
                                     notified of the possibility thereof.
                                     There are no third party beneficiaries
                                     of any agreements or arrangements
                                     between the AMEX and us.

                                     We or our affiliates may presently or
                                     from time to time engage in business
                                     with one or more of the issuers of the
                                     component stocks of the Tech-35 Index,
                                     including selling products and/or
                                     services to, purchasing products
                                     and/or services from, extending loans
                                     to or making equity investments in any
                                     of such issuers or providing advisory
                                     services to such issuers, including
                                     merger and acquisition advisory
                                     services.  In the course of such
                                     business, we, or our affiliates, may
                                     acquire non-public information with
                                     respect to such companies and, in
                                     addition, one or more of our
                                     affiliates may publish research
                                     reports with respect to such issuers.
                                     The statements in the preceding
                                     sentence are not intended to affect
                                     the right of holders of the Redeemable
                                     BRIDGES under the securities laws.
                                     You should undertake an independent
                                     investigation of the issuers of the
                                     component stocks of the Tech-35 Index
                                     and of the Tech-35 Index to the extent
                                     required, in your judgment, to allow
                                     you to make an informed decision with
                                     respect to an investment in the
                                     Redeemable BRIDGES.

                                     Conflicts of Interest

                                     Because MS & Co. and MSCI are our
                                     subsidiaries, potential conflicts of
                                     interest may exist between MS & Co.,
                                     MSCI and you, including with respect
                                     to certain determinations and
                                     judgments made in determining the
                                     Tech-35 Index.  The policies and
                                     judgments of MS & Co. and MSCI
                                     concerning additions, deletions and
                                     substitutions of the stocks underlying
                                     the Tech-35 Index and the manner in
                                     which certain changes affecting such
                                     underlying stocks are taken into
                                     account in the calculation of the
                                     Tech-35 Index may affect the value of
                                     the Tech-35 Index.  It is also
                                     possible that the AMEX, either
                                     independently or in consultation with
                                     MS & Co. or MSCI, may discontinue or
                                     suspend calculation or dissemination
                                     of the Tech-35 Index and that,
                                     consequently, MS & Co., as Calculation
                                     Agent, would have to select a
                                     successor or substitute index, or
                                     itself calculate an index value, from
                                     which to calculate the supplemental
                                     redemption amount, if any.  Any such
                                     actions or judgments could adversely
                                     affect the value of the Redeemable
                                     BRIDGES.

                                     MS & Co. and MSCI each maintains
                                     policies and procedures regarding the
                                     handling and use of confidential
                                     proprietary information, and those
                                     policies and procedures will be in
                                     effect throughout the term of the
                                     Redeemable BRIDGES to restrict the use
                                     of information relating to the
                                     calculation of the Tech-35 Index prior
                                     to its dissemination.  MS & Co. will
                                     carry out its duties and functions in
                                     connection with its determination of
                                     the Tech-35 Index in good faith and by
                                     exercising the diligence and
                                     reasonableness of a prudent expert in
                                     comparable circumstances.

                                     It is also possible that any advisory
                                     services that our affiliates provide
                                     in the course of any business with the
                                     issuers of the component stocks could
                                     lead to actions on the part of such
                                     underlying issuers which might
                                     adversely affect the level of the
                                     Tech-35 Index.

Discontinuance of the Tech-35 Index;
  Alteration of Method of
  Calculation....................... If the AMEX or MSCI discontinues publication of the Tech-35 Index and
                                     the AMEX or another entity (including
                                     MS & Co. or MSCI) publishes a
                                     successor or substitute index that MS
                                     & Co. as the Calculation Agent
                                     determines, in its sole discretion, to
                                     be comparable to the discontinued
                                     Tech-35 Index (such index being
                                     referred to herein as a "Successor
                                     Index"), then any subsequent Index
                                     Closing Value will be determined by
                                     reference to the value of such
                                     Successor Index at the close of
                                     trading on the NYSE, the AMEX, NASDAQ
                                     NMS or the relevant exchange or market
                                     for the Successor Index on the date
                                     that the Final Index Value is to be
                                     determined.

                                     Upon any selection by the Calculation
                                     Agent of a Successor Index, the
                                     Calculation Agent will cause written
                                     notice thereof to be furnished to the
                                     Trustee, to the Company and to the
                                     holders of the Redeemable BRIDGES
                                     within three Trading Days of such
                                     selection.

                                     If MS & Co. or the AMEX discontinues
                                     publication of the Tech-35 Index prior
                                     to, and such discontinuance is
                                     continuing on the date that the Final
                                     Index Value is to be determined and MS
                                     & Co. as the Calculation Agent
                                     determines that no Successor Index is
                                     available at such time, then on such
                                     date, the Calculation Agent will
                                     determine the Index Closing Value that
                                     would be used in computing the Tech-35
                                     Index Percent Change on such date.
                                     The Index Closing Value will be
                                     computed by the Calculation Agent in
                                     accordance with the formula for and
                                     method of calculating the Tech-35
                                     Index last in effect prior to such
                                     discontinuance, using the closing
                                     price (or, if trading in the relevant
                                     securities has been materially
                                     suspended or materially limited, its
                                     good faith estimate of the closing
                                     price that would have prevailed but
                                     for such suspension or limitation) on
                                     such date of each security most
                                     recently comprising the Tech-35 Index.
                                     Notwithstanding these alternative
                                     arrangements, discontinuance of the
                                     publication of the Tech-35 Index may
                                     adversely affect the value of the
                                     Redeemable BRIDGES.

                                     If at any time the method of
                                     calculating the Tech-35 Index or a
                                     Successor Index, or the value thereof,
                                     is changed in a material respect, or
                                     if the Tech-35 Index or a Successor
                                     Index is in any other way modified so
                                     that such index does not, in the
                                     opinion of MS & Co., as the
                                     Calculation Agent, fairly represent
                                     the value of the Tech-35 Index or such
                                     Successor Index had such changes or
                                     modifications not been made, then,
                                     from and after such time, the
                                     Calculation Agent will, at the close
                                     of business in New York City on the
                                     date that the Final Index Value is to
                                     be determined make such calculations
                                     and adjustments as, in the good faith
                                     judgment of the Calculation Agent, may
                                     be necessary in order to arrive at a
                                     value of a stock index comparable to
                                     the Tech-35 Index or such Successor
                                     Index, as the case may be, as if such
                                     changes or modifications had not been
                                     made, and calculate the Supplemental
                                     Redemption Amount with reference to
                                     the Tech-35 Index or such Successor
                                     Index, as adjusted.  Accordingly, if
                                     the method of calculating the Tech-35
                                     Index or a Successor Index is modified
                                     so that the value of such index is a
                                     fraction of what it would have been if
                                     it had not been modified (e.g., due to
                                     a split in the index), then the
                                     Calculation Agent will adjust such
                                     index in order to arrive at a value of
                                     the Tech-35 Index or such Successor
                                     Index as if it had not been modified
                                     (e.g., as if such split had not
                                     occurred).

Historical Information.............. The following table sets forth the high and low daily closing values, as
                                     well as end-of-quarter closing values,
                                     of the Tech-35 Index for each quarter
                                     in the period from June 30, 1995
                                     through April 7, 1999.  The Index
                                     Closing Values listed below were
                                     obtained from Bloomberg Financial
                                     Markets.  We believe all such
                                     information to be accurate.  The
                                     historical values of the Tech-35 Index
                                     should not be taken as an indication
                                     of future performance, and no
                                     assurance can be given that the Tech-
                                     35 Index will increase sufficiently to
                                     cause you to receive any Supplemental
                                     Redemption Amount at maturity
                                     (assuming that we have not called the
                                     Redeemable BRIDGES prior to maturity).

                                                   Daily Index Closing Values
                                                 -----------------------------
                                                  High      Low     Period End
                                                 ------   ------    ----------
                  1995
                    June 30, 1995.............      -         -       292.50
                    Third Quarter.............   340.07    293.33     325.83
                    Fourth Quarter............   361.21    298.54     315.77
                  1996
                    First Quarter.............   353.94    284.44     316.50
                    Second Quarter............   358.70    313.00     325.04
                    Third Quarter.............   360.78    280.53     352.54
                    Fourth Quarter............   412.28    339.02     383.04
                  1997
                    First Quarter.............   421.97    348.50     354.60
                    Second Quarter ...........   441.01    343.99     426.23
                    Third Quarter.............   536.85    430.99     520.40
                    Fourth Quarter............   535.31    419.22     447.52
                  1998
                    First Quarter.............   543.34    422.84     542.48
                    Second Quarter............   599.75    519.22     595.80
                    Third Quarter.............   654.92    480.15     573.78
                    Fourth Quarter............   875.45    481.04     874.47
                  1999
                    First Quarter.............  1034.26    884.83    1020.45
                    Second Quarter (through
                       April 7, 1999).........  1095.56   1037.83    1075.37

                  Source:  Bloomberg Financial Markets

Use of Proceeds and Hedging......... The net proceeds we receive from the sale of the Redeemable BRIDGES will be
                                     used for general corporate purposes
                                     and, in part, by us or one or more of
                                     our affiliates in connection with
                                     hedging our obligations under the
                                     Redeemable BRIDGES, including hedging
                                     market risks associated with the
                                     Supplemental Redemption Amount.  See
                                     also "Use of Proceeds" in the
                                     accompanying Prospectus.

                                     On or prior to the date of this
                                     pricing supplement, we, through our
                                     subsidiaries or others, may hedge our
                                     anticipated exposure in connection
                                     with the Redeemable BRIDGES by the
                                     purchase and sale of exchange traded
                                     and over-the-counter options on the
                                     Tech-35 Index, individual stocks
                                     included in the Tech-35 Index, futures
                                     contracts on the Tech-35 Index and
                                     options on such futures contracts or
                                     by taking positions in any other
                                     instruments that we may wish to use in
                                     connection with such hedging.
                                     Although we have no reason to believe
                                     that our hedging activity will have a
                                     material impact on the price of such
                                     options, stocks, futures contracts,
                                     and options on futures contracts or on
                                     the value of the Tech-35 Index, we
                                     cannot give any assurance that we will
                                     not affect such prices as a result of
                                     its hedging activities.  Through our
                                     subsidiaries, we are likely to modify
                                     our hedge position throughout the life
                                     of the Redeemable BRIDGES, including
                                     on the date that the Final Index Value
                                     is to be determined, by purchasing and
                                     selling the securities and instruments
                                     listed above and any other available
                                     securities and instruments.

Supplemental Information Concerning
Plan of Distribution................ In order to facilitate the offering of the Redeemable BRIDGES, the Agent
                                     may engage in transactions that
                                     stabilize, maintain or otherwise
                                     affect the price of the Redeemable
                                     BRIDGES or the stocks underlying the
                                     Tech-35 Index.  Specifically, the
                                     Agent may overallot in connection with
                                     the offering, creating a short
                                     position in the Redeemable BRIDGES for
                                     its own account.  In addition, to
                                     cover allotments or to stabilize the
                                     price of the Redeemable BRIDGES, the
                                     Agent may bid for, and purchase, the
                                     Redeemable BRIDGES or the stocks
                                     underlying the Tech-35 Index in the
                                     open market.  See "Use of Proceeds and
                                     Hedging" above.

ERISA Matters for Pension Plans
  and Insurance Companies........... We and certain of our affiliates, including MS & Co. and Dean Witter
                                     Reynolds Inc. ("DWR"), may each be
                                     considered a "party in interest"
                                     within the meaning of the Employee
                                     Retirement Income Security Act of
                                     1974, as amended ("ERISA"), or a
                                     "disqualified person" within the
                                     meaning of the Internal Revenue Code
                                     of 1986, as amended (the "Code") with
                                     respect to many employee benefit
                                     plans.  Prohibited transactions within
                                     the meaning of ERISA or the Code may
                                     arise, for example, if the Redeemable
                                     BRIDGES are acquired by or with the
                                     assets of a pension or other employee
                                     benefit plan with respect to which MS
                                     & Co., DWR or any of their affiliates
                                     is a service provider, unless the
                                     Redeemable BRIDGES are acquired
                                     pursuant to an exemption from the
                                     prohibited transaction rules.

                                     The acquisition of the Redeemable
                                     BRIDGES may be eligible for one of the
                                     exemptions noted below if such
                                     acquisition:

                                     (a) (i) is made solely with the
                                     assets of a bank collective investment
                                     fund and (ii) satisfies the
                                     requirements and conditions of
                                     Prohibited Transaction Class Exemption
                                     ("PTCE") 91-38 issued by the
                                     Department of Labor ("DOL");

                                     (b) (i) is made solely with assets of
                                     an insurance company pooled separate
                                     account and (ii) satisfies the
                                     requirements and conditions of PTCE
                                     90-1 issued by the DOL;

                                     (c) (i) is made solely with assets
                                     managed by a qualified professional
                                     asset manager and (ii) satisfies the
                                     requirements and conditions of PTCE
                                     84-14 issued by the DOL;

                                     (d) is made solely with assets of a
                                     governmental plan (as defined in
                                     Section 3(32) of ERISA) which is not
                                     subject to the provisions of Section
                                     401 of the Code;

                                     (e) (i) is made solely with assets of
                                     an insurance company general account
                                     and (ii) satisfies the requirements
                                     and conditions of PTCE 95-60 issued by
                                     the DOL; or

                                     (f) (i) is made solely with assets
                                     managed by an in-house asset manager
                                     and (ii) satisfies the requirements
                                     and conditions of PTCE 96-23 issued by
                                     the DOL.

                                     Under ERISA, the assets of a pension
                                     or other employee benefit plan may
                                     include assets held in the general
                                     account of an insurance company which
                                     has issued an insurance policy to such
                                     plan or assets of an entity in which
                                     the plan has invested.

United States Federal Taxation...... The Redeemable BRIDGES are linked to an index and you should refer to the
                                     discussion under "United States
                                     Federal Taxation -- Notes -- Optionally
                                     Exchangeable Notes" in the
                                     accompanying Prospectus Supplement.
                                     In connection with the discussion
                                     thereunder, we have determined that
                                     the "comparable yield" is an annual
                                     rate of      %, compounded annually.
                                     Based on our determination of the
                                     comparable yield, the "projected
                                     payment schedule" for a Redeemable
                                     BRIDGES (assuming a par amount of $10
                                     or with respect to each integral
                                     multiple thereof) consists of a
                                     projected amount due at maturity,
                                     equal to $      .

                                     The following table states the amount
                                     of interest that will be deemed to
                                     have accrued with respect to a
                                     Redeemable BRIDGES during each accrual
                                     period, based upon the our
                                     determination of the comparable yield
                                     and the projected payment schedule:

                                                                   INTEREST
                                                    INTEREST       DEEMED TO
                                                    DEEMED TO     HAVE ACCRUED
                                                     ACCRUE      FROM ORIGINAL
                                                     DURING      ISSUE DATE PER
                                                     ACCRUAL     NOTE AS OF END
                                                  PERIOD (PER      OF ACCRUAL
                       ACCRUAL PERIOD                 NOTE)          PERIOD
                      ---------------             -----------    ---------------
               Original Issue Date through
                    December 31, 1999...........    $               $
               January 1, 2000 through
                    December 31, 2000...........    $               $
               January 1, 2001 through
                    December 31, 2001...........    $               $
               January 1, 2002 through
                    December 31, 2002...........    $               $
               January 1, 2003 through
                    December 31, 2003...........    $               $
               January 1, 2004 through
                    December 31, 2004...........    $               $
               January 1, 2005 through May    ,                     $
                    2005........................    $               $

                                     The comparable yield and the projected
                                     payment schedule are not provided for
                                     any purpose other than the
                                     determination of United States
                                     Holders' interest accruals and
                                     adjustments thereof in respect of the
                                     Redeemable BRIDGES for federal income
                                     tax purposes and do not constitute a
                                     representation regarding the actual
                                     amounts of the payments on the
                                     Redeemable BRIDGES.

                                     Additional Disclosure for Non-U.S.
                                     Holders.  The following discussion is
                                     based on the opinion of Davis Polk &
                                     Wardwell, special tax counsel to the
                                     Company.  As used herein, the term
                                     "Non- U.S.  Holder" means an owner of
                                     a Redeemable BRIDGES that is, for
                                     United States federal income tax
                                     purposes, (i) a nonresident alien
                                     individual, (ii) a foreign
                                     corporation, (iii) a nonresident alien
                                     fiduciary of a foreign trust or estate
                                     or (iv) a foreign partnership one or
                                     more of the members of which is, for
                                     United States federal income tax
                                     purposes, a nonresident alien
                                     individual, a foreign corporation or a
                                     nonresident alien fiduciary of a
                                     foreign trust or estate.  The
                                     following summary does not deal with
                                     persons that are not Non-U.S.  Holders
                                     or that are subject to special rules,
                                     such as nonresident alien individuals
                                     who have lost United States
                                     citizenship or who have ceased to be
                                     taxed as United States resident
                                     aliens, corporations that are treated
                                     as foreign personal holding companies,
                                     controlled foreign corporations or
                                     passive foreign investment companies,
                                     and certain other Non-U.S.  Holders
                                     that are owned or controlled by
                                     persons subject to United States
                                     federal income tax.  In addition,
                                     unless otherwise noted, the following
                                     summary does not apply to persons for
                                     whom interest or gain on a Redeemable
                                     BRIDGES is effectively connected with
                                     a trade or business in the United
                                     States.  If you are considering the
                                     purchase of the Redeemable BRIDGES,
                                     you should consult your tax advisors
                                     with regard to the application of the
                                     United States federal income tax laws
                                     to your particular situation as well
                                     as any tax consequences arising under
                                     the laws of any state, local or
                                     foreign taxing jurisdiction.  This
                                     discussion is based on the Code and
                                     administrative interpretations as of
                                     the date hereof, all of which are
                                     subject to change, including changes
                                     with retroactive effect.  Capitalized
                                     terms appearing herein and not defined
                                     have the meanings assigned to such
                                     terms in the Prospectus Supplement.

                                     Subject to the discussion below
                                     concerning backup withholding,
                                     payments of principal and the
                                     Supplemental Redemption Amount, if
                                     any, at maturity of a Redeemable
                                     BRIDGES by us or a paying agent to a
                                     Non-U.S.  Holder, and gain realized on
                                     the sale, exchange or other
                                     disposition of such Redeemable
                                     BRIDGES, will not be subject to United
                                     States federal income or withholding
                                     tax, provided that:  (i) such Non-U.S.
                                     Holder does not own, actually or
                                     constructively, 10 percent or more of
                                     the total combined voting power of all
                                     classes of our stock entitled to vote,
                                     is not a controlled foreign
                                     corporation related, directly or
                                     indirectly, to us through stock
                                     ownership, and is not a bank receiving
                                     interest described in Section
                                     881(c)(3)(A) of the Code;  (ii) the
                                     statement required by Section 871(h)
                                     or Section 881(c) of the Code has been
                                     provided with respect to the
                                     beneficial owner, as discussed below;
                                     (iii) such Non-U.S.  Holder is not an
                                     individual who is present in the
                                     United States for 183 days or more in
                                     the taxable year of disposition, or
                                     such individual does not have a "tax
                                     home" (as defined in Section 911(d)(3)
                                     of the Code) or an office or other
                                     fixed place of business in the United
                                     States;  (iv) such payment and gain
                                     are not effectively connected with the
                                     conduct by such Holder of a trade or
                                     business in the United States; and (v)
                                     the securities underlying the Tech-35
                                     Index continue to be actively traded
                                     for U.S. federal income tax purposes.

                                     Sections 871(h) and 881(c) of the Code
                                     and applicable regulations require
                                     that, in order to obtain the portfolio
                                     interest exemption from withholding
                                     tax, either the beneficial owner of
                                     the Redeemable BRIDGES, or a
                                     securities clearing organization, bank
                                     or other financial institution that
                                     holds customers' securities in the
                                     ordinary course of its trade or
                                     business (a "Financial Institution")
                                     and that is holding the Redeemable
                                     BRIDGES on behalf of such beneficial
                                     owner, file a statement with the
                                     withholding agent to the effect that
                                     the beneficial owner of the Redeemable
                                     BRIDGES is not a United States person.
                                     Under United States Treasury
                                     Regulations, such requirement will be
                                     fulfilled if the beneficial owner of a
                                     Redeemable BRIDGES certifies on
                                     Internal Revenue Service Form W-8,
                                     under penalties of perjury, that it is
                                     not a United States person and
                                     provides its name and address, and any
                                     Financial Institution holding the
                                     Redeemable BRIDGES on behalf of the
                                     beneficial owner files a statement
                                     with the withholding agent to the
                                     effect that it has received such a
                                     statement from the Holder (and
                                     furnishes the withholding agent with a
                                     copy thereof).  With respect to
                                     Redeemable BRIDGES held by a foreign
                                     partnership, under current law, the
                                     Form W-8 may be provided by the
                                     foreign partnership.  However, for
                                     payments with respect to a Redeemable
                                     BRIDGES after December 31, 1999,
                                     unless the foreign partnership has
                                     entered into a withholding agreement
                                     with the Internal Revenue Service, a
                                     foreign partnership will be required,
                                     in addition to providing an
                                     intermediary Form W-8, to attach an
                                     appropriate certification by each
                                     partner.  If you, including foreign
                                     partnerships and their partners, are a
                                     prospective investor, you should
                                     consult your tax advisors regarding
                                     possible additional reporting
                                     requirements.

                                     Under Section 2105(b) of the Code, a
                                     Redeemable BRIDGES held by an
                                     individual who is not a citizen or
                                     resident of the United States at the
                                     time of his death will not be subject
                                     to United States federal estate tax as
                                     a result of such individual's death,
                                     provided that the individual does not
                                     own, actually or constructively, 10
                                     percent or more of the total combined
                                     voting power of all classes of our
                                     stock entitled to vote and, at the
                                     time of such individual's death,
                                     payments with respect to such
                                     Redeemable BRIDGES would not have been
                                     effectively connected to the conduct
                                     by such individual of a trade or
                                     business in the United States.

                                     Under current Treasury Regulations,
                                     backup withholding at 31% will not
                                     apply to payments by us or any paying
                                     agent made on a Redeemable BRIDGES if
                                     the certifications required by
                                     Sections 871(h) and 881(c) are
                                     received, provided in each case that
                                     we or such paying agent, as the case
                                     may be, do not have actual knowledge
                                     that the payee is a United States
                                     person.

                                     Under current Treasury Regulations,
                                     payments on the sale, exchange or
                                     other disposition of a Redeemable
                                     BRIDGES made to or through a foreign
                                     office of a broker generally will not
                                     be subject to backup withholding.
                                     However, if such broker is a United
                                     States person, a controlled foreign
                                     corporation for United States tax
                                     purposes, a foreign person 50 percent
                                     or more of whose gross income is
                                     effectively connected with a United
                                     States trade or business for a
                                     specified three-year period or, in the
                                     case of payments made after December
                                     31, 1999, a foreign partnership with
                                     certain connections to the United
                                     States, information reporting will be
                                     required unless the broker has in its
                                     records documentary evidence that the
                                     beneficial owner is not a United
                                     States person and certain other
                                     conditions are met or the beneficial
                                     owner otherwise establishes an
                                     exemption.  Backup withholding may
                                     apply to any payment which such broker
                                     is required to report if such broker
                                     has actual knowledge that the payee is
                                     a United States person.  Payments to
                                     or through the United States office of
                                     a broker will be subject to backup
                                     withholding and information reporting
                                     unless the Holder certifies, under
                                     penalties of perjury, that it is not a
                                     United States person or otherwise
                                     establishes an exemption.

                                     If you are a Non-U.S. Holder of
                                     Redeemable BRIDGES, you should consult
                                     your tax advisors regarding the
                                     application of information reporting
                                     and backup withholding in your
                                     particular situation, the availability
                                     of an exemption therefrom, and the
                                     procedure for obtaining such an
                                     exemption, if available.  Any amounts
                                     withheld from a payment to a Non-U.S.
                                     Holder under the backup withholding
                                     rules will be allowed as a credit
                                     against such Holder's United States
                                     federal income tax liability and may
                                     entitle such Holder to a refund,
                                     provided that the required information
                                     is furnished to the Internal Revenue
                                     Service.